EXHIBIT 23(b)


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                          CONSENT OF INDEPENDENT ACCOUNTANTS



          To the Board of Directors and
          Shareholders of Pharmos Corporation

          We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated March 17, 1995 appearing in Pharmos Corporation's Annual Report on Form 10-K for the year ended December 31, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.



          /s/PRICE WATERHOUSE LLP
          _______________________

          PRICE WATERHOUSE LLP
          New York, New York
          November 10, 1995